UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 23, 2007

ZIOPHARM Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32353	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas, 19th Floor
New York, NY 10036
(Address of principal executive offices) (Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Securities.

Pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2007, ZIOPHARM Oncology, Inc. (the “Company”) disclosed that the Company had entered into securities purchase agreements with certain investors pursuant to which the Company agreed to sell a total of 5,910,049 shares of common stock (the “Shares”) in a private placement and issue five year warrants (the “Investor Warrants”) to purchase, at an exercise of $5.75 per share, an additional 1,182,015 shares of common stock for total gross proceeds of approximately $30.9 million and net proceeds of approximately $29.0 million after deducting selling commissions and fees but prior to deducting offering expenses.

Also as described in the Current Report on Form 8-K filed on February 16, 2007, the Company previously entered into a placement agent agreement whereby the Company agreed to pay aggregate cash commissions and fees equal to six percent of the gross cash proceeds from the Offering, or approximately $1.9 million, and to issue five-year warrants (the “Placement Agent Warrants”) to purchase, at an exercise price of $5.75 per share, an aggregate of three percent of the Shares sold in the Offering, or 177,302 shares.

The sale of the Shares and Warrants, and the corresponding issuance of the Placement Agent Warrants, was completed on February 23, 2007. Following the completion of offering, the Company has 21,182,948 shares of common stock outstanding.

Neither the Shares, Warrants or Placement Agent Warrants sold and issued (including the shares of common stock issuable upon exercise of the Warrants or Placement Agent Warrants), were registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Shares, Warrants and Placement Agent Warrants has not and will not involve a public offering as each investor was “accredited” and no general solicitation has been involved in the offering.

The forms of Warrant, Placement Agent Warrant, Subscription Agreement and Registration Rights Agreement used in the offering are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

4.1	Form of Warrant to Purchase Common Stock issued to investors in connection with ZIOPHARM Oncology, Inc. February 2007 private placement.

4.2	Form of Warrant to Purchase Common Stock issued to placement agents in connection with ZIOPHARM Oncology, Inc. February 2007 private placement.

10.1	Form of Securities Purchase Agreement by and between ZIOPHARM Oncology, Inc. and investors in the ZIOPHARM Oncology, Inc. February 2007 private placement..

10.2	Form of Registration Rights Agreement by and between ZIOPHARM Oncology, Inc. and investors in the ZIOPHARM Oncology, Inc. February 2007 private placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.: (REGISTRANT)

Date: February 26, 2007	By:	/s/ Jonathan Lewis
JONATHAN LEWIS, Chief Executive Officer

Exhibit Index

Exhibit No.	Description
4.1	Form of Warrant to Purchase Common Stock issued to investors in connection with ZIOPHARM Oncology, Inc. February 2007 private placement.

4.2	Form of Warrant to Purchase Common Stock issued to placement agents in connection with ZIOPHARM Oncology, Inc. February 2007 private placement.

10.1	Form of Securities Purchase Agreement by and between ZIOPHARM Oncology, Inc. and investors in the ZIOPHARM Oncology, Inc. February 2007 private placement.

10.2	Form of Registration Rights Agreement by and between ZIOPHARM Oncology, Inc. and investors in the ZIOPHARM Oncology, Inc. February 2007 private placement.